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Exhibit 99.5

AFFORDABLE RESIDENTIAL COMMUNITIES, INC.

10,000,000 Shares of Common Stock Offered Pursuant to
Rights Distributed to Record Stockholders of
Affordable Residential Communities Inc.

[    •    ], 2006

To Our Clients:

        Enclosed for your consideration are the Prospectus, dated [    •    ] (the "Prospectus"), and the "Instructions as to Use of Affordable Residential Communities Inc. Subscription Rights Certificates" relating to the offering (the "Rights Offering") by Affordable Residential Communities Inc. ("ARC") of shares of its common stock, par value $0.01 per Share (the "Common Stock"), pursuant to non-transferable subscription rights (the "Rights") distributed to all holders of record of shares of Common Stock at 5:00 p.m., New York City time, on [    •    ] (the "Record Date"). The Rights are described in ARC's Prospectus.

        In the Rights Offering, ARC is offering an aggregate of 10,000,000 shares of Common Stock (the "Underlying Shares") pursuant to the Prospectus.

        The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on [    •    ], unless extended in the sole discretion of ARC (as it may be extended, the "Expiration Date").

        As described in the accompanying Prospectus, you will receive one Right for each share of Common stock carried by us in your account as of the Record Date.

        Each Right will allow the holder thereof to subscribe for 0.242 shares of Common Stock (the "Subscription Privilege") at the cash price of $8.00 per share (the "Subscription Price"). As fractional Underlying Shares will not be issued, you need to hold at least five Rights in order to purchase one Underlying Share pursuant to your Subscription Privilege.

        The Rights will be evidenced by non-transferable Rights certificates and will be null and void on the Expiration Date.

        THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock, to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the Prospectus and other enclosed materials carefully before instructing us to exercise your Rights.

        Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provision of the Rights Offering. The Rights Offering will expire at 5:00 p.m., New York City time, on the Expiration Date. Once you have exercised your Subscription Privilege, such exercise may not be revoked.

        If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form attached to this letter.

        ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO THE INFORMATION AGENT FOR THE RIGHTS OFFERING, INNISFREE M&A INCORPORATED, AT THE FOLLOWING TELEPHONE NUMBER: (888) 750-5834.

BENEFICIAL OWNER ELECTION FORM

INSTRUCTIONS

        The undersigned acknowledges(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock of Affordable Residential Communities Inc. ("ARC").

        This will instruct you whether to exercise Rights to purchase shares of ARC's common stock distributed with respect to the shares of ARC's common stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Affordable Residential Communities Inc. Subscription Rights Certificates."

        Box 1.  ☐  Please DO NOT EXERCISE RIGHTS for shares of common stock.

        Box 2.  ☐  Please EXERCISE RIGHTS for shares of common stock as set forth below.

  The number of Rights for which the undersigned gives instructions for exercise under the Subscription Privilege should not exceed the number of Rights that the undersigned is entitled to exercise.

	Number of Shares		Per Share Subscription Price		Payment
Subscription Privilege		×	$8.00	=	$

        Box 3.  ☐  Payment in the following amount is enclosed $                  .

        Box 4.  ☐  Please deduct payment from the following account maintained by you as follows:

Type of Account	Account No.
Amount to be deducted:	$

Signature(s)
Please type or print name(s) below:

Date: [    •    ]

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Form of Letter to Clients